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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 20, 1998
                                                         ---------------

                        Direct Connect International Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                      0-18288                      22-2705223
   --------                      -------                      ----------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)


P. O. Box 14, Hawthorne, New Jersey                               07507
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code                (201)445-2101
                                                                  -------------

266 Harristown Road, Glen Rock, New Jersey 07452
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(Former name or former address, if changed since last report)






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Item 5.  Other Events

On August 20, 1998, Direct Connect International Inc. (DCI) signed a merger agreement with Omnet Technology Corp. (Omnet) whereby Omnet will merge into a DCI merger-sub and DCI will change its name to Omnet Technology Holding Corp. Each Omnet shareholder will receive, subject to adjustment, for each of its Omnet shares $2.336 in cash, $3.505 in principal amount of notes of DCI and the pro-rata share of 60% of DCI's issued and outstanding common stock on a fully diluted basis.

The agreement is subject to receipt by DCI's Board of Directors of a fairness opinion by an independent financial consultant or investment banking firm, adequate financing to be raised, which is expected to approximate $8,000,000, and regulatory and shareholder approval.

In anticipation of the proposed merger DCI loaned Omnet, for working capital purposes, the principal amount of $300,000 with interest at the rate of six and one-half percent (6-1/2%) per annum. The promissory note, dated August 20, 1998, evidencing the obligation is due no later than 12 months and is guaranteed by principal stockholders of Omnet.

Omnet and its wholly-owned subsidiary, 4CDs Corporation, together offer vertically integrated manufacturing, fulfillment and sales distribution services to the software and multimedia industry. Omnet provides its clients with business solutions through a comprehensive program management process tailored to each client's specific needs including: compact disc premastering, mastering and replication as well as offset screen CD printing, 3 1/2" disk duplication, cassette duplication, in-house printing, packaging, assembly, fulfillment, warehousing and inventory management. Omnet's CD-ROM manufacturing facility allows it to produce CD-Audio, CD-ROM, CD-Interactive and CD-Video Media. Omnet will also offer DVD format through a third party supplier.

Through its Internet Division, 4CDs, Omnet also offers its clients the opportunity to market and sell its products over the Internet through its 4CDs Worldwide Interactive Catalog. The service enables clients to quickly capture incremental sales within the rapidly growing Internet marketplace. Over the past 2 years, the 4CDs.com Worldwide Interactive Catalog has provided sales distribution for thousands of software and multimedia products via the Internet, its focus being on the niche/specialty products and markets.

DCI has determined that it was not in the best interests of its shareholders to continue negotiations with Medical Device Alliance, Inc. (MDA) regarding a proposed merger between them and, accordingly, DCI has terminated such negotiations under a non-binding letter of intent with MDA.



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

            Financial Statements:                            Not applicable.
            Pro Forma Financial Information:                 Not applicable.
            Exhibits:
              Agreement and Plan of Merger and Reorganization by and among Omnet Technology Corp., Inc. and Direct Connect International Inc. and D-C Merger Sub., Inc., dated August 20, 1998, with schedules and exhibits thereto including Promissory Note and Guarantees







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DIRECT CONNECT INTERNATIONAL INC.
                                          (Registrant)

Date: August 27, 1998                     By:  /s/ Peter L. Schneider
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                                          Peter L. Schneider
                                          President and Chief Operating Officer